Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information for the period indicated below shows the effect of Clarus Corporation’s (“Clarus,” the “Company,” “we,” or “our”), through Oscar Aluminium Pty Ltd (“Oscar”), an indirect wholly-owned Australian subsidiary of the Company, acquisition (the “Acquisition”) on July 1, 2021, of Rhino-Rack Holdings Pty Ltd (“Rhino-Rack”) pursuant to a share sale and purchase agreement dated May 30, 2021 (the “Purchase Agreement”). For a description of the Acquisition, please see Note 1 of the unaudited pro forma condensed combined financial information.

In connection with, among other things, partially funding the Acquisition (the “Acquisition Financing”), on July 1, 2021, the Company and certain of its direct and indirect subsidiaries entered into Amendment No. 3 (the “Amendment No. 3”) to that certain Credit Agreement, dated May 3, 2019, as amended by Amendment No. 1 dated May 28, 2019 and Amendment No. 2 dated November 12, 2020, with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto (collectively, the “Credit Agreement”). For a description of the Credit Agreement please see Note 4 of the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information also shows the effect of the Acquisition Financing. The Transaction Accounting Adjustments (as defined below) consist of those necessary to account for both the Acquisition and the Acquisition Financing.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical unaudited condensed balance sheets of Clarus and Rhino-Rack as of such date and include adjustments that depict the accounting for the Acquisition and Acquisition Financing required by United States generally accepted accounting principles, or US GAAP standards (the “Pro Forma Balance Sheet Transaction Accounting Adjustments”). The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 combine the historical statements of income of Clarus and Rhino-Rack for the same periods and include adjustments that depict the effects of the Pro Forma Balance Sheet Transaction Accounting Adjustments assuming those adjustments were made as of January 1, 2020 (the “Pro Forma Statements Of Operations Transaction Accounting Adjustments”). We refer to Pro Forma Balance Sheet Transaction Accounting Adjustments and Pro Forma Statements Of Operations Transaction Accounting Adjustments collectively as the “Transaction Accounting Adjustments.”

The unaudited pro forma condensed combined financial information is presented for informational purposes only and it is not necessarily indicative of the financial position and results of operations that would have been achieved had the Acquisition and Acquisition Financing been completed as of the dates indicated and is not necessarily indicative of our future financial position or results of operations.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements of Clarus and combined financial statements of Rhino-Rack. The historical audited consolidated financial statements of Clarus are included in its previously filed with the Securities and Exchange Commission (“SEC”) Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and Quarterly Report on Form 10-Q for the six months ended June 30, 2021. The historical audited combined financial statements of Rhino-Rack as of and for the fiscal years ended June 30, 2020 and the related notes to the financial statements, are included in this amended Form 8-K filing as Exhibit 99.1. The historical unaudited combined financial statements of Rhino-Rack as of March 31, 2021 and for the nine months ended March 31, 2021, and the related notes thereto, are included in this amended Form 8-K filing as Exhibit 99.2.

The Acquisition has been accounted for using the acquisition method of accounting and, accordingly, the total estimated purchase consideration (the “Purchase Price”) of the Acquisition was allocated to the tangible assets and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the assets acquired and liabilities assumed was recorded as goodwill. The unaudited pro forma condensed combined financial information was prepared in accordance with the regulations of the SEC, and is not necessarily indicative of the financial position or results of operations that would have occurred if the Acquisition and Acquisition Financing had been completed on the dates indicated, nor is it indicative of the future operating results of Clarus and Rhino-Rack.  Assumptions and estimates underlying the Transaction Accounting Adjustments are described in the accompanying notes, which should be read in connection with the unaudited pro forma condensed combined financial information. The accounting for the Acquisition is dependent upon the completion of certain valuations and other studies that have not yet been finalized. Accordingly, the Purchase Price and associated allocation are preliminary. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based upon preliminary information, the final amounts recorded for the Acquisition may differ materially from the information presented. These estimates are subject to change pending the finalization of the valuation and other studies.

CLARUS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Clarus	Rhino-Rack	Transaction Accounting Adjustments		Pro Forma Combined Clarus and Rhino-Rack
Sales
Domestic sales	$132,226	$17,053	$-		$149,279
International sales	91,781	53,083	-		144,864
Total sales	224,007	70,136	-		294,143

Cost of goods sold	146,212	38,504	3,860	C	193,233
			346	G
			4,235	A
			76	A
Gross profit	77,795	31,632	(8,517)		100,910

Operating expenses
Selling, general and administrative	71,428	21,605	9,467	A	99,112
			(3,860)	C
			431	G
			41	A
Transaction costs	2,433	-	10,151	A	12,584

Total operating expenses	73,861	21,605	16,230		111,696

Operating income (loss)	3,934	10,027	(24,747)		(10,786)

Other (expense) income
Interest expense, net	(1,261)	(910)	(3,864)	B	(5,258)
			777	G
Other, net	912	1,842	-		2,754

Total other (expense) income, net	(349)	932	(3,087)		(2,504)

Income (loss) before income tax	3,585	10,959	(27,834)		(13,290)
Income tax (benefit) expense	(1,960)	2,848	(7,812)	D	(6,924)
Net income (loss)	$5,545	$8,111	$(20,022)		$(6,366)

Income (loss) per share:
Basic	$0.18				$(0.20)
Diluted	0.18				(0.20)

Weighted average shares outstanding:
Basic	30,175		2,315		32,490
Diluted	31,225		2,315		32,490

See notes to unaudited pro forma condensed combined financial information

2

CLARUS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Clarus	Rhino-Rack	Transaction Accounting Adjustments		Pro Forma Combined Clarus and Rhino-Rack
Sales
Domestic sales	$99,449	$11,876	$-		$111,325
International sales	49,191	38,655	-		87,846
Total sales	148,640	50,531	-		199,171

Cost of goods sold	93,569	26,950	2,688	C	123,374
			136	G
			31	A
Gross profit	55,071	23,581	(2,855)		75,797

Operating expenses
Selling, general and administrative	41,589	13,704	4,615	A	57,405
			(2,688)	C
			169	G
			16	A
Transaction costs	1,125	2,622	-		3,747

Total operating expenses	42,714	16,326	2,112		61,152

Operating income (loss)	12,357	7,255	(4,967)		14,645

Other (expense) income
Interest expense, net	(450)	(327)	(1,914)	B	(2,386)
			305	G
Other, net	(4,601)	(714)	-		(5,315)

Total other expense, net	(5,051)	(1,041)	(1,609)		(7,701)

Income (loss) before income tax	7,306	6,214	(6,576)		6,944
Income tax (benefit) expense	(211)	2,370	(1,859)	D	300
Net income (loss)	$7,517	$3,844	$(4,717)		$6,644

Income per share:
Basic	$0.24				$0.20
Diluted	0.23				0.19

Weighted average shares outstanding:
Basic	31,325		2,315		33,640
Diluted	32,970		2,315		35,285

See notes to unaudited pro forma condensed combined financial information

3

CLARUS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Clarus	Rhino-Rack	Transaction Accounting Adjustments		Pro Forma Combined Clarus and Rhino- Rack
Assets
Current assets
Cash and cash equivalents	$6,782	$7,513	14,465	A	$26,508
			(2,252)	B
Accounts receivable	51,235	10,769	-		62,004
Inventories	82,656	22,811	4,235	A	109,702
Prepaid and other current assets	13,123	644	-		13,767
Income tax receivable	254	-	-		254
Total current assets	154,050	41,737	16,448		212,235

Property and equipment, net	27,495	4,136	484	A	32,115
Other intangible assets, net	16,963	666	50,834	A	68,463
Indefinite lived intangible assets	47,415	-	72,800	A	120,215
Goodwill	26,715	-	85,693	A	112,408
Deferred income taxes	11,342	1,399	-		12,741
Other long-term assets	10,229	8,546	583	B	22,047
			2,689	A
Total assets	$294,209	$56,484	$229,531		$580,224

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$42,167	$18,762	7,650	A	$68,767
			188	A
Income tax payable	1,201	3,213	-		4,414
Current portion of long-term debt	5,010	607	1,800	B	7,417
Total current liabilities	48,378	22,582	9,638		80,598

Long-term debt	22,112	2,107	152,615	B	176,834
Deferred income taxes	1,215	-	37,290	A	38,505
Other long-term liabilities	7,324	10,033	3,564	A	24,321
			899	A
			2,501	A
Total liabilities	79,029	34,722	206,507		320,258

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-	-		-
Common stock, $.0001 par value; 100,000 shares authorized; 35,496 issued and 31,485 outstanding	4	1	(1)	F	4
Additional paid in capital	518,981	-	55,334	E	574,315
Accumulated deficit	(280,148)	21,726	(21,726)	F	(290,696)
			(10,548)	A
Treasury stock, at cost	(24,440)	-	-		(24,440)
Accumulated other comprehensive income	783	35	(35)	F	783
Total stockholders' equity	215,180	21,762	23,024		259,966
Total liabilities and stockholders' equity	$294,209	$56,484	$229,531		$580,224

See notes to unaudited pro forma condensed combined financial information

4

Clarus Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In thousands, except per share amounts)

1	Description of Acquisition

On July 1, 2021, Clarus, through Oscar, acquired Rhino-Rack, a leading manufacturer of highly-engineered automotive roof racks, trays, mounting systems, luggage boxes, carriers, and accessories, pursuant to the terms of Purchase Agreement by and among Oscar, the Company, Cropley Nominees Pty Ltd (the “Seller”), Richard Cropley, Hugh Cropley and Oliver Cropley. All United States dollar amounts contained herein are based on the exchange rates in effect for Australian dollars ($AUD) and the market value of the Company’s common stock at the time of closing of the Acquisition.

Under the terms of the Purchase Agreement, the Buyer acquired Rhino-Rack for an aggregate Purchase Price of approximately $AUD 266,542 (approximately $200,120), subject to a post-closing adjustment. The Purchase Price was comprised of approximately $AUD 188,096 (approximately $141,222) cash, 2,315,121 shares of the Company’s common stock, and additional consideration described below. The shares of the Company’s common stock issued to the Seller are subject to a lock-up agreement restricting sales for 180 days from the closing of the Acquisition. Because the shares of the Company’s common stock issued to the Seller are subject to a lock-up agreement, a discount of $1.80 (7.0%) was applied against the $25.70 closing stock price to yield a fair value of $23.90 per share. The 7.0% discount was calculated using the Finerty model with a 180-day term and a volatility of 43.0%. The June 30, 2021 closing stock price was used due to the Acquisition occurring at the start of business July 1, 2021. The Purchase Agreement also provides for the payment to the Seller of up to an additional consideration of approximately $AUD 10,000 (approximately $7,508) if certain future net sales thresholds are met (the “Contingent Consideration”). Using a series of call options, the Company estimated the fair value of the Contingent Consideration to be approximately $AUD 4,747 (approximately $3,564).

2	Basis of Presentation

Rhino-Rack historical financial information is prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and presented in Australian dollars. The Transaction Accounting Adjustments include the effect of the conversion of Rhino-Rack’s historical financial information into US GAAP. The Rhino-Rack amounts presented in the face of the unaudited pro forma condensed combined statements of operations and balance sheet were translated to U.S. dollars using monthly average rates ranging from AUD|USD 0.6233 to AUD|USD 0.7761 for the periods presented and a spot rate of AUD|USD 0.7508 as of June 30, 2021, respectively.

The historical balance sheets of Clarus and Rhino-Rack were used to create the unaudited pro forma condensed combined balance sheet as of June 30, 2021 – the last day of Clarus’ second fiscal quarter. Clarus and Rhino-Rack have different fiscal year ends with Clarus following a calendar year-end ending on December 31 and Rhino-Rack following a fiscal year ending on June 30. Accordingly, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared by combining the Company’s audited historical condensed consolidated statement of income for the year ended December 31, 2020, with the unaudited historical combined statement of income of Rhino-Rack for the twelve months ended December 31, 2020. The historical condensed combined statement of income of Rhino-Rack for the twelve months ended December 31, 2020 was calculated by taking the audited combined statement of income for the twelve months ended June 30, 2020 and removing the results of operations for the six months ended December 31, 2019 interim period and adding the results of operations for the six months ended December 31, 2020 interim period. The interim unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021, has been prepared by combining Clarus’ unaudited historical condensed consolidated statement of income for the six months ended June 30, 2021, with the unaudited historical combined statement of income of Rhino-Rack for the six months ended June 30, 2021. The unaudited historical condensed combined statement of income of Rhino-Rack for the six months ended December 31, 2020, was calculated by taking the unaudited combined statement of income for the nine months ended March 31, 2021 and removing the results of operations for the six months ended December 31, 2020 interim period and adding the results of operations for the three months ended June 30, 2021 interim period.

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Clarus Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In thousands, except per share amounts)

3	Estimated Purchase Price and Resulting Adjustment to Goodwill

The computation of the preliminary estimated Purchase Price was calculated using our best estimate of purchase price and a preliminary post-closing adjustment. The cash paid was translated using the June 30, 2021 AUD|USD spot rate of 0.7508 and the June 30, 2021 closing stock price of $25.70 was used due to the Acquisition occurring at the start of business July 1, 2021. Because the shares of the Company’s common stock issued to the Seller are subject to a lock-up agreement, a discount of $1.80 (7.0%) was applied against the $25.70 closing stock price to yield a fair value of $23.90 per share. Below is a reconciliation to the estimated purchase price and how the estimated purchase price is allocated to the assets acquired and liabilities assumed which have been estimated at their fair values. The excess of the estimated purchase price above the assets acquired and liabilities assumed is recorded as goodwill.

		Rhino-Rack
	Number of Shares	Estimated Fair Value
Cash Paid	-	$141,222

Issuance of Shares of Clarus	2,315	55,334

Contingent Consideration	-	3,564

Cash Paid (Total Purchase Consideration)	2,315	$200,120

Assets Acquired and Liabilities Assumed
Assets
Cash and cash equivalents		$7,513
Accounts receivable, net		10,769
Inventories		27,046
Prepaid and other current assets		644
Property and equipment		4,620
Amortizable definite lived intangible assets		51,500
Identifiable indefinite lived intangible assets		72,800
Goodwill		85,693
Deferred income taxes		1,399
Other long-term assets		11,235
Total Assets		273,219

Liabilities
Accounts payable and accrued liabilities		18,950
Income tax payable		3,213
Current portion of long-term debt		607
Long-term debt		2,107
Deferred income taxes		37,290
Other long-term liabilities		10,932
Total Liabilities		73,099

Net Assets Acquired		$200,120

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Clarus Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In thousands, except per share amounts)

For purposes of preparing the unaudited pro forma condensed combined financial information, the assets acquired and liabilities assumed in the Acquisition have been measured at their estimated fair values as of July 1, 2021. A final determination of the fair values of the assets acquired and liabilities assumed in the Acquisition will be made after the final valuation and other studies have been finalized. Accordingly, the fair value of the assets and liabilities included in the table above are preliminary and subject to change and the change may be material.

4	Credit Agreement (Acquisition Financing)

In connection with, among other things, partially funding the Acquisition, on July 1, 2021, the Company and certain of its direct and indirect subsidiaries (each, a “Loan Party” and, collectively, the “Loan Parties”) entered into the Credit Agreement.

The Credit Agreement, as amended by Amendment No. 3, increased the aggregate amount of the term loan facility thereunder to $125,000 and increased the maximum amount of the revolving loan facility thereunder to $100,000. The term loan facility was fully drawn at the closing of Amendment No. 3 on July 1, 2021 in connection with the Acquisition. The Credit Agreement continues to permit the Loan Parties, subject to certain requirements, to arrange with lenders for an aggregate of up to $50,000 of additional revolving and/or term loan commitments (both of which are currently uncommitted), for potential aggregate revolving and term loan commitments under the Credit Agreement of up to $275,000.

Amendment No. 3 provides for additional subsidiaries of the Company to guarantee and provide collateral for the loans under the Credit Agreement, including certain of its newly formed or newly acquired Australian subsidiaries in connection with the Acquisition. Amendment No. 3 also removed the previously agreed upon ability of the Company to issue debt securities that may be convertible into equity interests of the Company in an aggregate principal amount of up to $125,000 and also increased the maximum consolidated total leverage ratio permitted under the Credit Agreement to 4.25:1.00. Amendment No. 3 did not change the maturity date which remains May 3, 2024.

The Credit Agreement contains restrictions on the Company’s ability to pay dividends or make distributions or other restricted payments if certain conditions in the Credit Agreement are not fulfilled. The Credit Agreement also includes other customary affirmative and negative covenants, including financial covenants relating to the Company’s consolidated total leverage ratio and fixed charge coverage ratio.

5	Transaction Accounting Adjustments

The Transaction Accounting Adjustments included in the unaudited pro forma financial information are as follows:

A	To record the estimated Purchase Price and related estimated purchase price allocation to the assets acquired and liabilities assumed which have been estimated at their fair values. The Transaction Accounting Adjustments included in the unaudited pro forma financial information as a result of the Purchase Price allocation are as follows:

Cash and cash equivalents – As noted above in Note 1, under the terms of the Purchase Agreement, the Company acquired Rhino-Rack for an aggregate Purchase Price of approximately $AUD 266,542 (approximately $200,120), subject to a post-closing adjustment. The Purchase Price includes cash of approximately $AUD 188,096 (approximately $141,222). The Company funded the cash portion of the Purchase Price by drawing $48,000 and $109,000 on its revolving line of credit and term loan facility, respectively, under the Credit Agreement. The adjustment reflects the Company’s remaining cash after funding the Purchase Price less debt issuance costs and non-recurring fees of $1,312.

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Clarus Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In thousands, except per share amounts)

Inventories – Inventories, reflect an increase of $4,235 to record Rhino-Rack inventory at its estimated fair value. Inventory fair value is recorded at expected sales price less cost to sell plus a reasonable profit margin for selling efforts. As Clarus sells the acquired inventory, its cost of sales will reflect the increased valuation of Rhino-Rack inventory, which will temporarily reduce Clarus’ gross margin through the end of fiscal year 2021. This adjustment to costs of goods sold is considered in the Transaction Accounting Adjustments in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.

Property and equipment, net – Property and equipment, net, reflect an increase of $484 to record Rhino-Rack property and equipment at its estimated fair value. The impact of the depreciation related to the fair value of depreciable assets for the year ended December 31, 2020 and the six months ended June 30, 2021 of $117 and $47, respectively, is reflected as an adjustment to the unaudited pro forma condensed combined statements of operations.

Estimated Useful Life in Years
Buildings and Improvements	1-14
Furniture and fixtures	2-8
Computer hardware and software	1-5
Machinery and equipment	1-12

Other intangible assets, net – The estimated allocated fair values for amortizable intangible assets acquired, consisting of customer relationships and developed technologies for Rhino-Rack is approximately $51,500.  The following table summarizes the estimated fair value of Rhino-Rack’s amortizable intangible assets and their estimated useful lives. An accelerated method of amortization was used for customer relationships and developed technology. The impact of the amortization related to the fair value of amortizable intangible assets for the year ended December 31, 2020 and the six months ended June 30, 2021 of $9,548 and $4,669, respectively, is reflected as an adjustment to the unaudited pro forma condensed combined statements of operations less the historical amortization recorded at Rhino-Rack during these periods.

	Estimated Fair Value	Estimated Useful Life in Years	Annual 2020 Amortization Expense	Six months ended June 30, 2021 Amortization Expense
Customer relationships	$36,500	11.5	$6,472	$3,181
Developed technology	15,000	10	3,076	1,488
	$51,500		$9,548	$4,669

Less Rhino-Rack's historical amortization			(81)	(54)
			$9,467	$4,615

Future amortization expense for other intangible assets as of July 1, 2021 for the remainder of 2021 and five years thereafter is as follows:

2021	4,879
2022	9,337
2023	8,460
2024	7,567
2025	6,210
2026	4,985

Indefinite lived intangible assets – In connection with the Acquisition, the Company acquired certain trademarks which provide Rhino-Rack with the exclusive and perpetual rights to manufacture and sell their respective products using the trademarks. The estimated allocated fair value pertaining to trademarks is $72,800. Trademarks will not be amortized, but reviewed annually or more frequently if events or changes in circumstances exist that may indicate impairment.

8

Clarus Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In thousands, except per share amounts)

Goodwill – The excess of the Purchase Price over the assets acquired and liabilities assumed results in an adjustment to goodwill of $85,693. Goodwill is not amortized, but rather is tested at the reporting unit level at least annually for impairment or more frequently if triggering events or changes in circumstances indicate impairment.

Other long-term assets – Other long-term assets, reflect an increase of $2,689 to record Rhino-Rack right of use assets at their present value of remaining lease payments. There are corresponding adjustments to accounts payable and accrued liabilities and other long-term liabilities for $188 and $899, respectively.

Accounts payable and accrued liabilities – Estimated costs in the amount of $10,151 consist primarily of investment bank fees, legal fees, post combination compensation and other professional fees. $7,650 are included in accounts payable and accrued liabilities and the remaining $2,501 are included in other-long term liabilities. These transaction and other non-recurring costs are being expensed as incurred. The reduction of accumulated deficit reflects estimated transaction costs. These costs are not expected to affect the Company’s income statement beyond twelve months after the acquisition date.

Deferred income taxes – Represents the deferred tax liabilities associated with the intangible assets acquired, which have been tax affected at the Australian statutory tax rate of 30%.

Other long-term liabilities – As noted above in Note 1, under the terms of the Purchase Agreement the Company committed up to an additional $AUD 10,000 or approximately $7,508 of Contingent Consideration upon Rhino-Rack’s achievement of certain future net sales thresholds. The estimated fair value of this Contingent Consideration is $3,564, which was estimated using a series of call options.

B	As noted above in Notes 1 and 4, under the terms of the Purchase Agreement, the Company acquired Rhino-Rack for an aggregate Purchase Price of approximately $AUD 266,542 (approximately $200,120), subject to post-closing adjustment. The Purchase Price was comprised of approximately $AUD 188,096 (approximately $141,222) in cash. The Company funded the cash portion of the Purchase Price by drawing $48,000 and $109,000 on its revolving line of credit and term loan facility, respectively.

The effect of the amounts drawn down on the revolving line of credit to pay for the acquisition and the associated origination fees incurred as part of obtaining the amended credit facility presented in the unaudited pro forma condensed combined statement of operations is an increase to interest expense of $3,997 and $1,936 for the year ended December 31, 2020 and the six months ended June 30, 2021, respectively. The current interest rate used to determine the transaction accounting adjustment is 2.375%. The effect on net loss of a 1/8% variance in interest rates would be $193 and $93 for the year ended December 31, 2020 and the six months ended June 30, 2021, respectively.

Total debt issuance costs were $917, of which $583 were related to the revolving line of credit and is included in other long-term assets and $333 were related to the term loan facility and is included in long-term debt. The Company is required to repay the term loan through quarterly payments which increased by $2,250 due to the amendment of the Credit Facility and is included in the Transaction Accounting Adjustments. The remaining amount drawn down on the revolving line of credit and term loan facility totaled $154,750 and is included in long-term debt.

As of the date of acquisition, Rhino-Rack had a note payable outstanding totaling $2,252, of which $450 was included in current portion of long-term debt and $1,802 was included in long-term debt. These amounts were settled by drawing on the Credit Agreement and have been eliminated from the pro forma condensed combined balance sheet. The impact of the related interest expense of $133 and $22 for the year ended December 31, 2020 and the six months ended June 30, 2021, respectively, is reflected as an adjustment to the unaudited pro forma condensed combined statements of operations.

9

Clarus Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In thousands, except per share amounts)

C	Clarus has historically recorded shipping and handling costs in cost of goods sold while Rhino-Rack has historically recorded similar costs in selling, general and administrative. This represents the effect of reclassifying Rhino-Rack’s historical shipping and handling costs to conform to Clarus’ presentation.

D	For purposes of the unaudited pro forma condensed combined statements of operations, the United States federal statutory tax rate of 21% and blended state tax rate of 3.9%, (3.1% net of federal tax benefit) for an overall blended rate of 24.1%, and the Australian statutory tax rate of 30% have been used for all periods presented for the applicable jurisdictions. Income taxes reflect an adjustment to income tax benefit of $4,728 and $3,155 for the year ended December 31, 2020 and the six months ended June 30, 2021, respectively.

E	As noted above in Note 1, under the terms of the Purchase Agreement, the Company acquired Rhino-Rack for an aggregate Purchase Price of approximately $AUD 266,542 (approximately $200,120), subject to post-closing adjustment. The Purchase Price included 2,315,121 shares of the Company’s common stock with an estimated value of $55,334 and is included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021. The shares of the Company’s common stock issued to the Seller are subject to a lock-up agreement restricting sales for 180 days from the closing of the Acquisition. Because the shares of the Company’s common stock issued to the Seller are subject to a lock-up agreement, a discount of $1.80 (7.0%) was applied against the $25.70 closing stock price to yield a fair value of $23.90 per share. The closing stock price as of June 30, 2021 of $25.70 was used due to the Acquisition occurring at the start of business July 1, 2021.

F	In connection with the consummation of the Acquisition, the historical shareholders’ equity as of June 30, 2021 for Rhino-Rack is eliminated in the unaudited pro forma condensed combined balance sheet as of June 30, 2021.

G	Rhino-Rack historical financial information is prepared in accordance with IFRS as issued by the IASB and presented in Australian dollars. In order to adjust the historical information into US GAAP related to Accounting Standard Codification Topic 842, Leases, lease expenses were reclassified from interest expense, net to cost of goods sold and selling, general and administrative in the unaudited pro forma condensed combined statements of operations totaling $777 and $305 for the twelve months ended December 31, 2020 and six months ended June 30, 2021, respectively.

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